SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.  )


Filed by the Registrant  [   ]

Filed by a Party other than the Registrant  [ x ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

[   ]  Definitive Proxy Statement

[ X ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S)
240.14a-12

                           MAXXAM INC.
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        (Name of Registrant as Specified in Its Charter)


         THE COMMITTEE OF CONCERNED MAXXAM SHAREHOLDERS
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           (Name of Person(s) Filing Proxy Statement,
                  if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required

[   ]  Fee computed on table below per Exchange Act Rules 14a-
6(I)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:________________________________________________________

     (2) Aggregate number of securities to which transaction applies:________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):____________________________________________________

     (4)  Proposed maximum aggregate value of transaction:______

     (5)  Total fee paid:_______________________________________

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:_______________________________

     (2)  Form, Schedule or Registration Statement No.:_________

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     (4)  Date Filed:___________________________________________

            COMMITTEE OF CONCERNED MAXXAM SHAREHOLDERS
                           P.O. BOX 20877
                     OAKLAND, CA  94620-0877

                                    For more information contact:
          Scott Adams, Committee of Concerned Maxxam Shareholders
                                                   (510) 655-8248
 Jill Ratner, Rose Foundation for Communities and the Environment
                                                   (510) 658-0702

                           PRESS ADVISORY

        CONCERNED  MAXXAM  SHAREHOLDERS  MEET  THE  PRESS
            TUESDAY, MAY 23, 2000, 3:00 PM LOCAL TIME
               Crowne Plaza Hotel, San Felipe Room,
                2222 West Loop South, Houston, TX

HOUSTON, TEXAS, MAY 22, 2000: The Committee of Concerned Maxxam Shareholders and other shareholder representatives will brief the media on their proxy solicitation aimed at reforming the way Houston-based timber, aluminum and real estate conglomerate, Maxxam, Inc., does business.

Maxxam stock has lost approximately half its value in the past year. However, according to Maxxam's May, 5, 2000 proxy statement, company CEO, Charles Hurwitz, was awarded a $9.3 million bonus for 1999.

The Committee is running 2 independent candidates for election to the Maxxam board by holders of Maxxam common stock. In addition, the Committee is supporting 3 shareholder proposals that recommend steps to increase board independence and accountability in an election that will be held this Wednesday, May 24, at 8:30 AM, local time, at Maxxam's annual shareholder meeting at the Houston, Texas Power Center. The Committee's two nominees, former Senator Paul Simon and former Congressman and federal judge Abner Mikva are being opposed by the Maxxam board.

Maxxam's holdings include the Pacific Lumber Company, and a controlling interest in Kaiser Aluminum Corporation. Pacific Lumber is known for its old-growth redwood timber operations in
Northern California.   Kaiser produces alumina and aluminum
products; its alumina production has been reduced by a July, 5, 1999 explosion that destroyed the company's Gramercy, Louisiana plant, injuring 29 workers, 6 of them severely, and releasing lye-contaminated bauxite on the surrounding community.

Interviews with Messrs. Mikva and Simon may be scheduled by contacting Jill Ratner at (510) 658-0702 or Scott Adams at (510)
655-8248.


The following may be deemed to be participants in this solicitation: The Rose Foundation for Communities and the Environment, which owns 50 shares of Maxxam common stock; its President, Jill Ratner, who owns 90 shares of Maxxam common stock as a tenant in common with Rose Foundation Executive Director Thomas W. Little; the United Steelworkers of America, which owns 1002 shares of Maxxam common Stock; Judge Abner Mikva, who owns 50 shares of Maxxam common stock; Senator Paul Simon, who owns 100 shares of Maxxam common stock; As You Sow Foundation which owns 100 shares of Maxxam common stock; and Dorset Management Corp., which does not own any shares. The Rose Foundation and the United Steelworkers of America are the members of the Committee of Concerned Maxxam Shareholders, and Judge Mikva and Senator Simon are the Committee's two nominees for director.

            COMMITTEE OF CONCERNED MAXXAM SHAREHOLDERS
                          P.O. BOX 20877
                     OAKLAND, CA  94620-0877

FOR IMMEDIATE RELEASE   For more information contact:
Scott Adams (cell):     510-612-8733
Jill Ratner (cell):     415-602-9571
The Rose Foundation 510-658-0702

                 MAXXAM SHAREHOLDERS SEEK REFORM
                     AT MAXXAM ANNUAL MEETING

Houston, TX, May 23, 2000:  The Committee of Concerned Maxxam
Shareholders' effort to reform the way Maxxam does business goes to a vote at the company's annual meeting tomorrow.

The Committee is supporting three shareholder proposals and running two independent candidates for election to Maxxam's board by holders of Maxxam common stock. The Committee's candidates, former federal Judge Abner Mikva and former U.S. Senator Paul Simon, are opposed by the current Maxxam board.

Maxxam's annual meeting is scheduled for 8:30 AM (central time,)
Wednesday, May 24 , 2000, at the Power Center, 12401 South Post
Oak, Houston, Texas.

Maxxam stock has lost approximately half its value in the last twelve months. However, according to Maxxam's May, 5, 2000 proxy statement, company CEO Charles Hurwitz was awarded a $9.3 million bonus for 1999.

More than 100 United Steelworkers of America members will be attending the Wednesday Maxxam meeting. 2,900 USWA members have been locked out of five plants operated by Maxxam's subsidiary, Kaiser Aluminum, since January 14, 1999.

Maxxam's second major subsidiary, Pacific Lumber, is known for its old-growth redwood timber operations which remain a focus of controversy and litigation.

Interviews with Messrs. Mikva and Simon may be scheduled by contacting Jill Ratner at (415) 602-9571 or Scott Adams at (510)
612-8733.

The following may be deemed to be participants in this solicitation: The Rose Foundation for Communities and the Environment, which owns 50 shares of Maxxam common stock; its President, Jill Ratner, who owns 90 shares of Maxxam common stock as a tenant in common with Rose Foundation Executive Director Thomas W. Little; the United Steelworkers of America, which owns 1002 shares of Maxxam common Stock; Judge Abner Mikva, who owns 50 shares of Maxxam common stock; Senator Paul Simon, who owns 100 shares of Maxxam common stock; As You Sow Foundation which owns 100 shares of Maxxam common stock; and Dorset Management Corp., which does not own any shares. The Rose Foundation and the United Steelworkers of America are the members of the Committee of Concerned Maxxam Shareholders, and Judge Mikva and Senator Simon are the Committee's two nominees for director.